Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2010
FOURTH QUARTER RESULTS
Long Beach, Calif., March 25, 2010 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2010 fourth quarter ended January 31, 2010.
Fiscal Fourth Quarter 2010 vs. 2009 Results:
•	Revenues were $991.5 million, an increase of 11 percent from $894.1 million.

•	Net revenues (revenues minus purchased transportation costs) were $350.6 million, an increase of five percent from $332.7 million.

•	Net income attributable to UTi Worldwide Inc. was $1.5 million, or $0.02 per diluted share, compared to a net loss of $89.8 million, or $0.90 per diluted share.

•
Adjusting for goodwill impairment and other charges and a higher tax rate than historical levels, adjusted net income attributable to UTi Worldwide Inc. for the fiscal 2010 fourth quarter was $10.9 million, or $0.11 per diluted share.

•	Excluding goodwill impairment and other charges, adjusted net income attributable to UTi Worldwide Inc. in the fiscal 2009 fourth quarter was $15.3 million, or $0.15 per diluted share.

•
Net cash provided by operating activities was $68.3 million, compared to $77.6 million. Net cash provided by operating activities for fiscal 2010 was $120.0 million, compared to $150.5 million in fiscal 2009.

A reconciliation of GAAP to non-GAAP results is provided in the supplemental financial information attached to this release.
Eric W. Kirchner, chief executive officer, said, “Financial results in the fourth quarter were severely affected by sharply higher transportation costs and the associated reduction in yields, which more than offset a significant increase in volumes. The industry experienced a longer and more pronounced peak season than we have seen in several years, leading to an unanticipated surge in volumes in a market with limited capacity. As a result, transportation rates continued to climb throughout the fourth quarter. Yield compression was particularly acute in January, as volumes remained strong and carrier rates moved higher. Because of the lag inherent in passing these rising costs onto clients, we have not yet seen meaningful yield improvement in the first quarter of fiscal 2011. The circumstances leading to the industry-wide yield contraction are expected to stabilize over time and this will allow us to pass through higher prevailing transportation rates to clients.

“On the positive side, we achieved our steady-state $50 million currency-adjusted cost reduction target for fiscal 2010, which is encouraging. We have held onto these cost savings even as freight forwarding volumes increased in the fourth quarter. The volatile environment the industry experienced in fiscal 2010 underscores the need to transform our business in order to achieve lasting margin improvement. We have made considerable progress over the past six months with the foundational elements of our transformation plan required to support more efficient common global processes, and to drive long-term profitability. We will continue to move forward aggressively with these activities to achieve our goal of full deployment by the beginning of fiscal 2014.”
Revenues increased by 11 percent in the 2010 fiscal fourth quarter compared to the prior-year fourth quarter primarily due to the higher airfreight and ocean freight volumes, somewhat offset by reduced fuel surcharges. Net revenue increased five percent, less than the percentage increase in revenue, principally because of yield pressure. Currency fluctuations also benefited both revenue and net revenue growth in the quarter. On an organic, constant currency basis, adjusted net revenue decreased six percent compared to the fourth quarter a year ago.
Goodwill impairment and other charges totaled $6.7 million in the fiscal 2010 fourth quarter on a pre-tax basis, which included goodwill impairment charges of $1.6 million, severance charges of $2.9 million and $2.2 million in other costs primarily associated with the exit of certain operations in smaller European countries.
Goodwill impairment and other charges in the fiscal 2009 fourth quarter totaled $124.5 million on a pre-tax basis and included impairment charges related to goodwill and other intangible assets of $109.9 million, restructuring charges of $2.9 million, and severance and related costs of $11.7 million.
Operating expenses in the fourth quarter of fiscal 2010, excluding purchased transportation costs, were $338.8 million. Excluding goodwill impairment and other charges described above, adjusted operating expenses were $332.0 million, representing an increase of nine percent compared to adjusted operating expenses of $306.0 million in the same period last year. The increase primarily reflects currency fluctuations and new business, somewhat offset by benefits achieved through the company’s cost reduction efforts. The impact from currency fluctuations alone increased operating expenses by $33.2 million. On an organic, constant currency basis, adjusted operating expenses in the fiscal 2010 fourth quarter were four percent lower than the same period last year.
The company reported operating income in the fiscal 2010 fourth quarter of $11.8 million. Excluding goodwill impairment and other charges described above, adjusted operating income in the fiscal 2010 fourth quarter was $18.6 million, which represented 5.3 percent of net revenues. This compares to adjusted operating income in the year-ago fourth quarter of $26.7 million, or 8.0 percent of net revenues.

The company recorded an effective tax rate of 79 percent in the fiscal 2010 fourth quarter, and 35 percent for the fiscal year, both higher than its historical tax rate of approximately 30 percent. The increased effective rate was primarily due to valuation allowances, a reduction of a deferred tax asset as a result of a statutory tax rate reduction at one of the company’s subsidiaries, and to minimum taxes in certain jurisdictions.
Investor Conference Call:
UTi management will host an investor conference call today, March 25, 2010, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2010 fourth quarter. Investment professionals are invited to participate in the live call by dialing 877-312-2124 (domestic) or 702-696-4824 (international) using conference ID 62224518. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through March 28, 2010, by calling 800-642-1687 (domestic) or 706-645-9291 (international) and using replay passcode 62224518.
About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information:
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to revenue and net revenue growth adjusted to exclude the impact of dispositions and acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods; to operating expenses adjusted to exclude purchased transportation costs, and by further excluding goodwill impairment and other charges, including restructuring, severance and other expenses and the impact of currency fluctuations between comparable periods; and to operating income (loss), net income (loss) and diluted earnings (loss) per share adjusted to exclude goodwill impairment and other charges, including restructuring, severance and other expenses and adjusted for income taxes at rates higher than the company’s historical rate. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.
Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, the company’s discussion of the macroeconomic environment, including the circumstances leading to the industry-wide yield contraction which are expected to stabilize over time and which should allow the company to pass through higher prevailing transportation rates to clients, its efforts to implement pricing adjustments and the anticipated impact thereof, yield expectations, efforts to transform the business and the expected margin impact and long-term profitability and timing thereof, including the goal of full deployment by fiscal 2013, and the outlook for the future and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the economic volatility that has materially impacted trade volumes, transportation capacity, pricing dynamics and overall margins; the financial condition of many of the company’s customers; the impact of sharply rising freight transportation rates on the company’s net revenue; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact of cost reduction measures undertaken by the company; integration risks associated with acquisitions; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies and of the realignment of the company’s executive management structure; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three months ended		Year ended
	January 31,		January 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$349,836	$287,567	$1,187,880	$1,621,602
Ocean freight forwarding	255,329	249,190	891,276	1,203,643
Customs brokerage	23,913	22,504	92,456	109,436
Contract logistics	174,920	148,530	650,739	663,656
Distribution	102,357	107,782	414,920	564,906
Other	85,111	78,500	330,251	380,474

Total revenues	991,466	894,073	3,567,522	4,543,717

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	276,341	214,006	904,179	1,275,569
Ocean freight forwarding	210,387	201,842	717,093	1,001,275
Customs brokerage	747	1,130	5,712	5,987
Contract logistics	41,096	24,819	125,245	94,963
Distribution	66,857	76,995	277,849	404,756
Other	45,445	42,587	176,443	214,827

Staff costs	194,008	192,951	753,149	844,255
Depreciation	12,256	9,821	43,994	41,753
Amortization of intangible assets	2,981	3,332	11,126	12,971
Restructuring charges	—	2,867	1,231	8,903
Goodwill impairment	1,562	98,932	1,562	98,932
Intangible assets impairment	—	11,009	—	11,009
Other operating expenses	127,958	111,613	466,435	505,223

Total operating expenses	979,638	991,904	3,484,018	4,520,423

Operating income/(loss)	11,828	(97,831)	83,504	23,294
Interest expense, net	(2,816)	(4,554)	(12,721)	(17,243)
Other (expense)/income, net	(599)	(243)	(855)	1,437

Pretax income/(loss)	8,413	(102,628)	69,928	7,488
Provision/(benefit) for income taxes	6,667	(12,180)	24,428	17,512

Income/(loss) from continuing operations, net of tax	1,746	(90,448)	45,500	(10,024)

Discontinued operations:
Operating income, net of tax	—	—	—	100
Gain on sale, net of tax	—	—	—	7,404

Net income/(loss)	1,746	(90,448)	45,500	(2,520)
Net income/(loss) attributable to noncontrolling interests	199	(642)	4,386	2,117

Net income/(loss) attributable to UTi Worldwide Inc.	$1,547	$(89,806)	$41,114	$(4,637)

Basic earnings/(loss) per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.02	$(0.90)	$0.41	$(0.12)
Discontinued operations	—	—	—	0.07

	$0.02	$(0.90)	$0.41	$(0.05)

Diluted earnings/(loss) per common share attributable to UTi Worldwide Inc. common shareholders:
Continuing operations	$0.02	$(0.90)	$0.41	$(0.12)
Discontinued operations	—	—	—	0.07

	$0.02	$(0.90)	$0.41	$(0.05)

Number of weighted-average common shares outstanding used for per share calculations:
Basic shares	100,273,465	99,589,987	99,878,211	99,406,664
Diluted shares	101,731,307	99,589,987	101,458,179	99,406,664
Amounts attributable to UTi Worldwide Inc. common shareholders:
Income/(loss) from continuing operations, net of tax	$1,547	$(89,806)	$41,114	$(12,141)
Discontinued operations:
Operating income, net of tax	—	—	—	100
Gain on sale, net of tax	—	—	—	7,404

Net income/(loss)	$1,547	$(89,806)	$41,114	$(4,637)

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	January 31,	January 31,
	2010	2009
	(Unaudited)
Assets

Cash and cash equivalents	$350,784	$256,869
Trade receivables, net	727,413	645,275
Deferred income taxes	16,917	19,192
Other current assets	111,575	79,869

Total current assets	1,206,689	1,001,205

Property, plant and equipment, net	180,422	163,441
Goodwill and other intangible assets, net	486,973	442,691
Investments	1,717	2,940
Deferred income taxes	31,815	23,831
Other non-current assets	29,430	14,578

Total assets	$1,937,046	$1,648,686

Liabilities & Equity

Bank lines of credit	$100,653	$69,978
Short-term borrowings	8,032	6,899
Current portion of long-term borrowings	69,934	66,666
Current portion of capital lease obligations	16,832	15,878
Trade payables and other accrued liabilities	731,518	593,271
Income taxes payable	1,929	10,425
Deferred income taxes	3,503	2,493

Total current liabilities	932,401	765,610

Long-term borrowings, excluding current portion	99,097	115,747
Capital lease obligations, excluding current portion	23,892	20,754
Deferred income taxes	32,874	27,542
Retirement fund obligations	8,123	6,947
Other non-current liabilities	26,377	19,116

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	464,731	450,553
Retained earnings	373,548	338,461
Accumulated other comprehensive loss	(46,904)	(112,268)

Total UTi Worldwide Inc. shareholders’ equity	791,375	676,746
Noncontrolling interests	22,907	16,224

Total equity	814,282	692,970

Total liabilities and equity	$1,937,046	$1,648,686

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year ended
	January 31,
	2010	2009
	(Unaudited)

Operating Activities:
Net income/(loss)	$45,500	$(2,520)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Share-based compensation costs, net	8,274	10,024
Depreciation	43,994	41,979
Amortization of intangible assets	11,126	12,971
Amortization of debt issuance costs	1,537	—
Restructuring and impairment	—	2,867
Goodwill and intangible asset impairment	1,562	109,941
Deferred income taxes	6,128	(16,081)
Uncertain tax positions	1,822	(1,761)
Gain on sale of subsidiaries	—	(7,404)
Excess tax benefit from share-based compensation	(1,734)	(464)
Gain on disposal of property, plant and equipment	(5,915)	(1,393)
Provision for doubtful accounts	3,507	8,625
Other	1,964	1,685
Net changes in operating assets and liabilities	2,209	(8,013)

Net cash provided by operating activities	119,974	150,456

Investing Activities:
Purchases of property, plant and equipment	(28,989)	(46,422)
Proceeds from disposal of property, plant and equipment	13,649	4,519
Proceeds from sale of subsidiary	—	8,707
Decrease in other non-current assets	1,383	2,937
Acquisitions and contingent earn-out payments	(9,248)	(30,870)
Other	(1,417)	(1,009)

Net cash used in investing activities	(24,622)	(62,138)

Financing Activities:
Increase/(decrease) in bank lines of credit	4,575	(25,003)
Increase in short-term borrowings	831	1,777
Proceeds from issuance of long-term borrowings	56,498	5,667
Repayment of long-term borrowings	(70,465)	(34,143)
Debt issuance costs	(6,528)	—
Repayment of capital lease obligations	(22,754)	(23,388)
Dividends paid to noncontrolling interests	(2,020)	(567)
Net proceeds from issuance of ordinary shares	4,170	4,709
Excess tax benefit from share-based compensation	1,734	464
Dividends paid	(6,027)	(6,139)

Net cash used in financing activities	(39,986)	(76,623)

Effect of foreign exchange rate changes on cash and cash equivalents	38,549	(43,967)

Net increase/(decrease) in cash and cash equivalents	93,915	(32,272)
Cash and cash equivalents at beginning of period	256,869	289,141

Cash and cash equivalents at end of period	$350,784	$256,869

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$675,755	$315,711	$—	$991,466

Purchased transportation costs	520,129	120,744	—	640,873
Staff costs	90,769	99,178	4,061	194,008
Depreciation	4,242	7,690	324	12,256
Amortization of intangible assets	1,074	1,907	—	2,981
Goodwill impairment	—	1,562	—	1,562
Other operating expenses	45,908	76,929	5,121	127,958

Total operating expenses	662,122	308,010	9,506	979,638

Operating income/(loss)	$13,633	$7,701	$(9,506)	11,828

Interest expense, net				(2,816)
Other expense, net				(599)

Pretax income				8,413
Provision for income taxes				6,667

Net income				1,746
Net income attributable to noncontrolling interests				199

Net income attributable to UTi Worldwide Inc.				$1,547

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$608,897	$285,176	$—	$894,073

Purchased transportation costs	452,459	108,920	—	561,379
Staff costs	94,858	96,747	1,346	192,951
Depreciation	3,677	6,131	13	9,821
Amortization of intangible assets	890	2,442	—	3,332
Restructuring costs	349	209	2,309	2,867
Goodwill impairment	—	98,932	—	98,932
Intangible assets impairment	—	11,009	—	11,009
Other operating expenses	40,801	65,554	5,258	111,613

Total operating expenses	593,034	389,944	8,926	991,904

Operating income/(loss)	$15,863	$(104,768)	$(8,926)	(97,831)

Interest expense, net				(4,554)
Other expense, net				(243)

Pretax loss				(102,628)
Benefit for income taxes				(12,180)

Net loss				(90,448)
Net loss attributable to noncontrolling interests				(642)

Net loss attributable to UTi Worldwide Inc.				$(89,806)

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$2,351,093	$1,216,429	$—	$3,567,522

Purchased transportation costs	1,755,435	451,086	—	2,206,521
Staff costs	346,087	392,307	14,755	753,149
Depreciation	15,410	27,835	749	43,994
Amortization of intangible assets	3,850	7,276	—	11,126
Restructuring charges	—	—	1,231	1,231
Goodwill impairment	—	1,562	—	1,562
Other operating expenses	163,438	284,923	18,074	466,435

Total operating expenses	2,284,220	1,164,989	34,809	3,484,018

Operating income/(loss)	$66,873	$51,440	$(34,809)	83,504

Interest expense, net				(12,721)
Other expense, net				(855)

Pretax income				69,928
Provision for income taxes				24,428

Net income				45,500
Net income attributable to noncontrolling interests				4,386

Net income attributable to UTi Worldwide Inc.				$41,114

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Year ended January 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$3,156,039	$1,387,678	$—	$4,543,717

Purchased transportation costs	2,438,756	558,621	—	2,997,377
Staff costs	396,019	439,569	8,667	844,255
Depreciation	15,605	25,924	224	41,753
Amortization of intangible assets	3,896	9,075	—	12,971
Restructuring charges	2,731	3,863	2,309	8,903
Goodwill impairment	—	98,932	—	98,932
Intangible assets impairment	—	11,009	—	11,009
Other operating expenses	172,505	314,146	18,572	505,223

Total operating expenses	3,029,512	1,461,139	29,772	4,520,423

Operating income/(loss)	$126,527	$(73,461)	$(29,772)	23,294

Interest expense, net				(17,243)
Other income, net				1,437

Pretax income				7,488
Provision for income taxes				17,512

Loss from continuing operations, net of tax				(10,024)
Discontinued operations:
Operating income, net of tax				100
Gain on sale, net of tax				7,404

Net loss				(2,520)
Net income attributable to noncontrolling interests				2,117

Net loss attributable to UTi Worldwide Inc.				$(4,637)

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended January 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Goodwill
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Impairment

EMENA	$225,263	$70,318	$60,409	$43,124	$1,814	$—
Americas	131,216	160,078	35,299	86,877	(1,392)	1,562
Asia Pacific	240,936	9,126	40,446	6,104	11,113	—
Africa	78,340	76,189	19,472	58,862	9,799	—
Corporate	—	—	—	—	(9,506)	—

Total	$675,755	$315,711	$155,626	$194,967	$11,828	$1,562

	Three months ended January 31, 2009
				Contract
		Contract		Logistics			Goodwill
		Logistics	Freight	and			and
	Freight	and	Forwarding	Distribution			Intangible
	Forwarding	Distribution	Net	Net	Operating	Restructuring	Assets
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges	Impairment

EMENA	$213,656	$55,139	$61,960	$38,365	$(5,986)	$—	$8,560
Americas	124,894	162,996	36,688	89,161	(92,200)	14	92,520
Asia Pacific	195,085	8,563	39,085	5,433	10,164	—	—
Africa	75,262	58,478	18,705	43,297	(883)	544	8,861
Corporate	—	—	—	—	(8,926)	2,309	—

Total	$608,897	$285,176	$156,438	$176,256	$(97,831)	$2,867	$109,941

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Year ended January 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring	Goodwill
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges	Impairment

EMENA	$827,823	$248,601	$229,561	$159,588	$4,845	$—	$—
Americas	480,890	642,840	142,697	357,606	17,004	—	1,562
Asia Pacific	758,408	34,985	145,795	24,218	39,316	—	—
Africa	283,972	290,003	77,605	223,931	57,148	—	—
Corporate	—	—	—	—	(34,809)	1,231	—

Total	$2,351,093	$1,216,429	$595,658	$765,343	$83,504	$1,231	$1,562

	Year ended January 31, 2009
				Contract
		Contract		Logistics			Goodwill
		Logistics	Freight	and			and
	Freight	and	Forwarding	Distribution			Intangible
	Forwarding	Distribution	Net	Net	Operating	Restructuring	Assets
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges	Impairment

EMENA	$1,091,758	$256,529	$285,786	$165,441	$24,666	$1,558	$8,560
Americas	627,824	807,144	166,525	432,058	(51,914)	3,783	92,520
Asia Pacific	1,065,565	35,079	172,883	22,451	48,847	240	—
Africa	370,892	288,926	92,089	209,107	31,467	1,013	8,861
Corporate	—	—	—	—	(29,772)	2,309	—

Total	$3,156,039	$1,387,678	$717,283	$829,057	$23,294	$8,903	$109,941

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three months ended January 31, 2010
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$991,466	$—	$991,466

Purchased transportation costs	640,873	—	640,873
Staff costs	194,008	(2,963)	191,045
Depreciation	12,256	—	12,256
Amortization of intangible assets	2,981	—	2,981
Goodwill impairment	1,562	(1,562)	—
Other operating expenses	127,958	(2,221)	125,737

Operating income	11,828	6,746	18,574
Interest expense, net	(2,816)	—	(2,816)
Other expense, net	(599)	—	(599)

Pretax income	8,413	6,746	15,159
Provision/(benefit) for income taxes	6,667	(2,608)	4,059

Net income	1,746	9,354	11,100
Net income attributable to noncontrolling interests	199	—	199

Net income attributable to UTi Worldwide Inc. (1)	$1,547	$9,354	$10,901

Basic earnings per share	$0.02	$0.09	$0.11
Diluted earnings per share	$0.02	$0.09	$0.11

(1)
In connection with activities associated with the exit of certain operations in our EMENA region, the Company incurred staff costs and other operating expenses totaling $5,184. During the fourth quarter ended January 31, 2010, the Company recorded a non-cash charge of $1,562 for the impairment of goodwill in the Company’s Contract Logistics and Distribution Segment. There was no tax benefit as the result of this charge. This charge was recorded as the result of a correction of the impairment of goodwill in the Company’s Contract Logistics and Distribution segment during the fourth quarter ended January 31, 2009. The effects of these charges combined with tax valuation allowances and additional adjustments for income taxes at rates higher than our historical tax rates, was $9,354.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three months ended January 31, 2009
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$894,073	$—	$894,073

Purchased transportation costs	561,379	—	561,379
Staff costs	192,951	(10,609)	182,342
Depreciation	9,821	—	9,821
Amortization of intangible assets	3,332	—	3,332
Restructuring charges	2,867	(2,867)	—
Goodwill and intangible assets impairment	109,941	(109,941)	—
Other operating expenses	111,613	(1,100)	110,513

Operating (loss)/income	(97,831)	124,517	26,686
Interest expense, net	(4,554)	—	(4,554)
Other expense, net	(243)	—	(243)

Pretax (loss)/income	(102,628)	124,517	21,889
(Benefit)/provision for income taxes	(12,180)	19,421	7,241

Net (loss)/income	(90,448)	105,096	14,648
Net loss attributable to noncontrolling interests	(642)	—	(642)

Net (loss)/income attributable to UTi Worldwide Inc.(2)	$(89,806)	$105,096	$15,290

Basic (loss)/earnings per share	$(0.90)	$1.05	$0.15
Diluted (loss)/earnings per share	$(0.90)	$1.05	$0.15

(2)
In connection with the impairment of goodwill and intangible assets, our information technology restructuring plan, and other severances and related activities, net income for the three months ended January 31, 2009 was decreased by staff costs, restructuring charges, goodwill and intangible assets impairment, and other operating expenses totaling $105,096, net of tax.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Year ended January 31, 2010
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$3,567,522	$—	$3,567,522

Purchased transportation costs	2,206,521	—	2,206,521
Staff costs	753,149	(9,727)	743,422
Depreciation	43,994	—	43,994
Amortization of intangible assets	11,126	—	11,126
Restructuring charges	1,231	(1,231)	—
Goodwill impairment	1,562	(1,562)	—
Other operating expenses	466,435	446	466,881

Operating income	83,504	12,074	95,578
Interest expense, net	(12,721)	—	(12,721)
Other expense, net	(855)	—	(855)

Pretax income	69,928	12,074	82,002
Provision/(benefit) for income taxes	24,428	(1,009)	23,419

Net income	45,500	13,083	58,583
Net income attributable to noncontrolling interests	4,386	—	4,386

Net income attributable to UTi Worldwide Inc.(3)	$41,114	$13,083	$54,197

Basic earnings per share	$0.41	$0.13	$0.54
Diluted earnings per share	$0.41	$0.13	$0.54

(3)
In connection with activities associated with the exit of certain operations in our EMENA region, the Company incurred staff costs and other operating expenses totaling $15,552. Offsetting these amounts was a gain of $6,271 on the disposal of a property during the year. During the first quarter ended April 30, 2009, the Company recorded restructuring charges of $1,231 in connection with the Company’s 2009 Information Technology Cost Reduction Plan. During the fourth quarter ended January 31, 2010, the Company recorded a non-cash charge of $1,562 for the impairment of goodwill in the Company’s Contract Logistics and Distribution Segment. The effects of these charges combined with tax valuation allowances and additional adjustments for income taxes at rates higher than our historical tax rates, was $13,083.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Year ended January 31, 2009
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$4,543,717	$—	$4,543,717

Purchased transportation costs	2,997,377	—	2,997,377
Staff costs	844,255	(10,609)	833,646
Depreciation	41,753	—	41,753
Amortization of intangible assets	12,971	—	12,971
Restructuring charges	8,903	(8,903)	—
Goodwill and intangible assets impairment	109,941	(109,941)	—
Other operating expenses	505,223	(1,100)	504,123

Operating income	23,294	130,553	153,847
Interest expense, net	(17,243)	—	(17,243)
Other income, net	1,437	—	1,437

Pretax income	7,488	130,553	138,041
Provision for income taxes	17,512	21,092	38,604

(Loss)/income from continuing operations, net of tax	(10,024)	109,461	99,437
Discontinued operations:
Operating income, net of tax	100		100
Gain on sale, net of tax	7,404	—	7,404

Net (loss)/income	(2,520)	109,461	106,941
Net income attributable to noncontrolling interests	2,117	—	2,117

Net (loss)/income attributable to UTi Worldwide Inc. (4)	$(4,637)	$109,461	$104,824

Basic earnings/(loss) per share	$(0.05)	$1.10	$1.05
Diluted earnings/(loss) per share	$(0.05)	$1.10	$1.05

(4)
In connection with the impairment of goodwill and intangible assets, our information technology restructuring plan, and other severances and related activities, net income for the year ended January 31, 2009 was decreased by staff costs, restructuring charges, goodwill and intangible assets impairment, and other operating expenses totaling $109,461, net of tax.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	revenues		Net revenues

Three months ended January 31, 2009	$894,073		$332,694
Add: Acquisitions impact (5)	17,276		6,025
Add: Currency impact (6)	74,527		32,588
Organic growth	5,590	1%	(20,714)	(6)%

Three months ended January 31, 2010	$991,466		$350,593

(5)	Relates to revenues in the current period for businesses acquired from November 2008.

(6)
Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	revenues		Net revenues

Year ended January 31, 2009	$4,543,717		$1,546,340
Add: Acquisitions impact (7)	43,950		20,473
Less: Dispositions impact (8)	(22,533)		(22,071)
Less: Currency impact (9)	(86,432)		(34,736)
Organic growth	(911,180)	(20)%	(149,005)	(10)%

Year ended January 31, 2010	$3,567,522		$1,361,001

(7)	Relates to revenues in the current period for businesses acquired from February 2008.

(8)	Relates to revenues in the corresponding prior period for businesses exited through the Company’s previously announced cost reduction plans.

(9)
Represents the fluctuations in foreign currency exchange rates when balances are translated into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Operating Expenses Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our fiscal 2010 operating expenses in comparison to our adjusted fourth quarter fiscal year 2009 operating expenses:

		Year ended
		January 31, 2010

Total operating expenses		$3,484,018
Less: Purchased transportation costs		(2,206,521)

Subtotal		1,277,497

Less: Acquisition impact		(18,116)
Less: Severance, restructure and other charges		(18,345)
Add: Gain on sale of property		6,271
Less: Currency impact		(73,905)

Adjusted operating expenses		$1,173,402

	Three months ended
	January 31, 2009

Total operating expenses	$991,904
Less: Purchased transportation costs	(561,379)

Subtotal	430,525

Less: Severance, restructure and other charges	(14,576)
Less: Goodwill impairment	(109,941)

Adjusted operating expenses(10)	$306,008	$1,224,032

Savings over fourth quarter fiscal year 2009 operating expenses		$50,630

(10)	This amount represents the adjusted operating expenses for the three months ended January 31, 2009, applied over a twelve month period.